SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2006

COGNOS INCORPORATED

(Exact name of registrant as specified in its charter)

Canada

(State or other jurisdiction of incorporation)

0-16006	98-0119485

(Commission File No.)	(IRS Employer Identification No.)

3755 Riverside Drive

P.O. Box 9707, Station T

Ottawa, Ontario, Canada

K1G 4K9

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(613) 738-1440

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Amendments to Equity-Based Compensation and Employee Benefits Plans:

At the Annual and Special Meeting of Shareholders of Cognos Incorporated (the “Corporation”) held on October 18, 2006, the Corporation’s shareholders approved the following material amendments to its 2003-2008 Stock Option Plan (the “Plan”):

1.	An amendment to increase the number of shares of common stock reserved for awards under the Plan by 2,000,000 shares for an aggregate of 7,360,000 shares issuable under the Plan;

2.	An amendment to extend the term of the Plan to June 30, 2016;

3.	An amendment to increase the maximum permissible term for an option under the Plan from 5 years to 6 years; and

4.	An amendment to provide specific details relating to the ability of the Corporation’s Human Resources and Compensation Committee (the “Committee”) to amend the Plan with or without shareholder approval.

A more complete description of these amendments and the material terms of the Plan is included under the caption “2003-2008 STOCK OPTION PLAN - REQUEST TO RESERVE ADDITIONAL SHARES” in the Corporation’s Proxy Statement as filed with the Securities and Exchange Commission on September 22, 2006, as revised on September 27, 2006 (the “Proxy Statement”), which description is incorporated herein by reference.

Also at the Corporation’s Annual and Special Meeting of Shareholders, the Corporation’s shareholders approved an amendment to the Cognos Employee Stock Purchase Plan (the “ESPP”) to provide specific details relating to the ability of the Committee to amend the Plan with or without shareholder approval.

A more complete description of this amendment and the material terms of the ESPP is included under the caption “COGNOS EMPLOYEE STOCK PURCHASE PLAN - REQUEST TO AMEND TO INCLUDE AN AMENDMENT PROVISION” in the Proxy Statement, which description is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COGNOS INCORPORATED (Registrant)

Dated: October 23, 2006	By:	/s/ Tom Manley
Tom Manley Senior Vice President, Finance & Administration and Chief Financial Officer

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